                                                                   EXHIBIT 10.12

                          Loomis Holding Corporation
                        16225 Park Ten Place, Suite 600
                             Houston, Texas 77084

                               January 22, 1997


James B. Mattly
16225 Park Ten Place
Suite 600
Houston, Texas 77084

Dear Jim:

        Reference is made to that certain Employment Agreement, dated as of November 11, 1991, between James B. Mattly and Loomis Holding Corporation (the "Company"), as amended by the resolutions of the board of directors of the Company, dated as of May 2, 1996 (as amended, the "Employment Agreement").

        Pursuant to a Contribution Agreement, dated as of November 28, 1996, among the Company, Loomis Armored Inc. ("Loomis Armored"), Loomis, Fargo & Co. ("Loomis Fargo"), Borg-Warner Security Corporation, Wells Fargo Armored Service Corporation ("Wells Fargo Armored"), and the Loomis Stockholders Trust, the businesses of Loomis Armored and Wells Fargo Armored are being combined, together with other related transactions (collectively, the "Transactions"). Following the consummation of the Transactions, the Company will be a wholly owned subsidiary of Loomis Fargo, which shall be owned 51% by the Company's former stockholders and 49% by Wells Fargo Armored.

        In connection with the Transactions, the former holders of units ("MEGA Units") in the Company's Management Equity Growth and Appreciation Plan have agreed to exchange such MEGA Units for options (the "Unitholder Options") to purchase shares of the common stock, $0.01 par value ("Common Stock"), of Loomis Fargo.

        This letter agreement shall amend certain provisions of the Employment Agreement as follows:

     1. The phrase "98,254 Units of the Management Equity Growth and Appreciation Plan dated as of February 24, 1995, to be effective as of May 15, 1991 (as amended from time to time, the "Plan") in the first paragraph of section 2(c)(iii) is hereby deleted and replaced with "options ("Options') to purchase up to 166,543.44 shares of the common stock, $0.01 par value ("Loomis Fargo Common Stock"), of Loomis, Fargo & Co., a Delaware corporation ("Loomis Fargo"), pursuant to the terms of Loomis Fargo's Unitholders Option Plan and Agreement dated as of January 24, 1997 (the "Unitholders Plan").

     2. The references to "June 30, 1998," "45%," and "29,476 Units of the Plan" in the second paragraph of section 2(c)(iii) of the Employment Agreement are hereby deleted and replaced with "December 31, 1999," "40%," and "Options to purchase an aggregate of 49,962.69 shares of Loomis Fargo Common Stock under the Unitholders Plan."


           [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this letter agreement to be effective as of the date first written above.


                                                LOOMIS HOLDING CORPORATION


                                                By: /s/ F. B. HEGI, JR.
                                                   -------------------------
                                                    Frederick B. Hegi
                                                    Chairman of the Board



ACCEPTED AND AGREED:
-------------------



/s/ JAMES B. MATTLY
----------------------------
James B. Mattly

                           UNANIMOUS WRITTEN CONSENT
                                      OF
                              BOARD OF DIRECTORS
                                      OF
                          LOOMIS HOLDING CORPORATION

                                  May 2, 1996


     Pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned, being all of the members of the board of directors of Loomis Holding Corporation, a Delaware corporation (the "Company"), do hereby consent to and approve the adoption of the following resolutions and each and every action effected thereby:

1.  Management Equity Growth and Appreciation Plan.
    ----------------------------------------------

     RESOLVED, that the number of Units which may be awarded by the Management Equity Growth and Appreciation Plan dated as of February 24, 1995, to be effective as of May 5, 1991, has been changed from "302,621" to "350,000".

2.  Employment Agreement.
    --------------------

     RESOLVED, that the terms and conditions of the Employment Agreement between the Company and James B. Mattly entered into as of November 11, 1991 (as amended from time to time, the "Agreement", attached as Exhibit A) are effective as of November 11, 1991;

     FURTHER RESOLVED, that the reference to "5% of the Company's common stock outstanding as of this date, subject to dilution but subject to adjustment in the event of stock splits and stock dividends of the Company's common stock" in the first paragraph of 2(c)(iii) of the Agreement has been replaced with "98,254 Units of the Management Equity Growth and Appreciation Plan dated as of February 24, 1995, to be effective as of May 5, 1991 (as amended from time to time, the "Plan")";

     FURTHER RESOLVED, that the references to "June 30, 1996", "50%", and "1.5%" in the second paragraph of 2(c)(iii) of the Agreement has been replaced with "June 30, 1998", "45%", and "29,476 Units of the Plan", respectively.

3.  Ratification of Past Actions.
    ----------------------------
     RESOLVED, that all acts and deeds of any officer of the Company taken prior to the date hereof to carry out the intent and accomplish the purposes of the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Company.

4.  General Authority.
    -----------------
     RESOLVED, that each officer of the Company, any one of whom may act without the joinder of any of the others, hereby is authorized in the name and on behalf of the Company, to take all such further actions, including, but not limited to, (i) the negotiation of such additional agreements, amendments, supplements, reports, documents, instruments, applications, notes or certificates not now known but which may be required, (ii) the negotiation of such changes and additions to any agreements, amendments, supplements, reports, documents, instruments, applications, notes or certificates currently existing, (iii) the execution, delivery and filing (if applicable) of any of the foregoing and (iv) the payment of all fees, consent payments, taxes and other expense as any such officer, in his sole discretion, may approve or deem necessary, appropriate or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions and the transactions contemplated thereby, all of such actions, executions, deliveries, filings and payments to be conclusive evidence of such approval or that such officer deemed the same to be so necessary, appropriate or advisable; and that all such actions, executions, deliveries, filings and payments taken or made at any time in connection with the transactions contemplated by the foregoing resolutions hereby are approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Company as if specifically set out in these resolutions.

     IN WITNESS WHEREOF, the undersigned directors have hereby executed this Unanimous Consent as of the date first above written.



                                 /s/ FREDERICK B. HEGI, JR.
                                 -----------------------------------------------
                                 Frederick B. Hegi, Jr.



                                 /s/ JAMES T. CALLIER, JR.
                                 -----------------------------------------------
                                 James T. Callier, Jr.



                                 /s/ THOMAS W. STURGESS
                                 -----------------------------------------------
                                 Thomas W. Sturgess



                                 /s/ DAVID S. TEED
                                 -----------------------------------------------
                                 David S. Teed



                                 /s/ JAMES B. MATTLY
                                 -----------------------------------------------
                                 James B. Mattly



                                 /s/ EDWARD H. HAMLETT
                                 -----------------------------------------------
                                 Edward H. Hamlett

                                   EXHIBIT A

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement between Loomis Holding Corporation, a Delaware corporation ("Company"), and James B. Mattly ("Executive") is hereby entered into as of November 11, 1991.


                                   Recitals:
                                   --------

     The following statements are true and correct:

     The Company wishes to employ Executive, and Executive wishes to be employed by the Company, in the capacity of President and Chief Executive Officer of its wholly-owned subsidiary, Loomis Armored Inc., a Texas corporation ("Loomis"), on the terms and subject to the conditions set forth in this Agreement.

     The Company and its affiliates are engaged in the armored car and related services businesses (the "Business").

     Executive is or will be employed by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the potential acquisition candidates and customers of the Company and its affiliates and their future plans with respective thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

     Executive recognizes that the Company's business is dependent upon a number of trade secrets, including the identity of customers and potential acquisition candidates, the analysis of such candidates and financial data of the Company. The protection of these trade secrets is of critical importance to the Company.

     The Company will sustain great loss and damage if during the term of this Agreement or Executive's employment with the Company, or for a period of 12 months immediately following the termination of this Agreement or Executive's employment, for whatever reason, Executive should violate the provisions of paragraph 3 of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, terms, covenants and conditions set forth herein and the performance of each, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Employment and Duties.
         ---------------------
     (a) During the terms of this Agreement, the Company shall employ Executive as the President and Chief Executive Officer of Loomis on the terms and conditions herein set forth. Executive's duties shall include such responsibilities, duties and authorities as Loomis' Board of Directors shall determine; provided that Executive shall have primary responsibility for recommending to Loomis' Board of Directors for ultimate approval strategic and key tactical issues, acquisitions, divestitures, and closures, key personnel additions and terminations, compensation and benefit programs, major capital expenditures, all financing matters, and the selection of outside professionals (e.g., accounting, legal, and consulting organizations). Executive hereby
 ---
covenants and agrees to devote his full time, attention and best efforts to promote and further the business and affairs of the Company and its affiliates. Executive shall faithfully adhere to, execute and fulfill all policies established by the Company and its affiliates from time to time.

     (b) Except as described on Schedule 1(b), Executive shall not, during the term of this Agreement, engage in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Company, except for insignificant activities or insignificant interests which do not conflict with the business of the Company, interfere with the performance of Executive's duties hereunder or violate the terms of paragraph 3 hereof.

     (c) All funds received by Executive on behalf of the Company or its affiliates, if any, shall be held by Executive in trust for the Company and shall be delivered to the Company as soon as practicable.

     2.  Compensation and Other Benefits.  For all services rendered by
         -------------------------------
Executive to or on behalf of the

Company or its affiliates during the term hereof, the Company shall compensate the Executive as follows:

     (a) Upon commencement of the term of this Agreement, the base salary payable to Executive shall be $300,000 per year (the "Initial Base Salary"), payable monthly in arrears in accordance with the Company's normal payroll policies. In the event that the Executive is required to move near Loomis' principal executive office located in Oakland, California, the base salary payable to Executive shall be adjusted, as mutually agreed to by the Company's Board of Directors and the Executive, to reflect an increase, if any, in cost of living expenses. In addition, Executive's base salary may be increased from time to time and in such amounts as the Board of Directors of the Company may, in its sole discretion, approve.

     In addition, the Company may, in the sole discretion of its Board of Directors, pay Executive a bonus or other incentive compensation in an amount up to 100% of the Executive's base salary. Such additional compensation, if any, would generally be payable following the end of the Company's fiscal year in recognition of Executive's services for such year.

     The payment of base salary and any bonus or other incentive compensation to Executive hereunder shall be subject to all federal, state and local withholding taxes, social security deductions, and any other required payroll deductions.

     (b) Executive shall be entitled to three weeks of paid vacation during each 12-month period of his employment hereunder to be scheduled for times mutually acceptable to Executive and the Company and otherwise in accordance with vacation policies established by the Company.

     (c) Executive shall be entitled to receive additional benefits and compensation from the Company in such form and only to the extent explicitly set forth below:

         (i) Upon commencement of the term of this Agreement, Executive shall be entitled to participate in the Company's pension, group life, medical and other insurance, thrift, savings, deferred compensation, and other Company benefit plans, fringe benefits and allowances, all as may from time to time be made generally available to senior executives of the Company by the Board of Directors.

         (ii) Executive may incur reasonable business expenses while on Company business, including reasonable expenses for hotels, meals, air travel, telephone, automobile, gasoline and similar items. Executive may also incur reasonable moving expenses in the event that the Company requires Executive to maintain his office outside of a 50-mile radius of Houston, Texas. The Company shall either pay such reasonable expenses directly or promptly reimburse Executive for such reasonable out-of-pocket expenses incurred by Executive upon presentation of receipts and an itemized accounting of the expenses for which such reimbursement is sought.

         (iii) The Executive shall be entitled to "employee equity rights" equal to 5% of the Company's common stock outstanding as of this date, subject to dilution but subject to adjustment in the event of stock splits and stock dividends of the Company's common stock. The Executive understands and agrees that the "employee equity rights" provided for in this Agreement shall have the same terms and conditions as the "employee equity rights" to be granted by the Company to its other employees under a program to be developed by the Company. Such employee equity rights will vest in the Executive over a five year period, at the rate of 20% per annum in arrears; provided, however, that in the event of
                                         --------  -------
a sale by Wingate Partners, L.P. (other than in a distress sale) of its interest in the Company, 100% of such employee equity rights of the Executive will immediately vest upon the consummation of such sale. In the event of the Executive's termination of employment for cause, then all "employee equity rights" granted to the Executive, whether or not vested, shall terminate.

     In addition, in the event that Wingate Partners, L.P. receives, on or prior to June 30, 1996, a compound rate of return equal to 50% on its total investment (which term includes all additional investments) in the Company and Loomis (which return shall include all cash distributions (other than management and financing fees) made by the Company or Loomis to Wingate Partners, L.P., and in the event that the common stock of the Company and/or preferred stock of Loomis is publicly-held and traded, the fair market value of such common stock and preferred stock), then the Executive shall be entitled to additional "employee equity rights" equal to 1.5% of the Company's common stock presently outstanding, subject to dilution.

     3.  Non-Competition and Confidentiality Agreement
         ---------------------------------------------

     (a) Executive will not, during the term of this Agreement or of his employment by or with the Company, whichever period is longer, and for a period of 12 months immediately following the termination of this Agreement or his employment, whichever is longer (the "Post-Employment Period"), for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature: (i) call upon any customer of the Company (including, but not limited to, any customer obtained for the Company by Executive) for the purpose of soliciting or selling any products or services in competition with those of the Company during the term of Executive's employment by the Company; (ii) call upon any employee of the Company for the purpose or with the intent of enticing such employee away from or out of the employ of the Company; (iii) establish, enter into, be employed by or for, advise, consult with or become a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, in competition with the Company in any states in which the Company acquires or operates a business in the Company's line of Business during the term of this Agreement; or (v) call upon any prospective acquisition candidate which was, during the term of this Agreement or Executive's employment, either called upon by an employee of the Company or for which an employee of the Company made an acquisition analysis for the Company.

     During and after the term of this Agreement, Executive shall not, without the prior written consent of the Company, use for his own benefit or disclose any confidential information of the Company, including, without limitation, the identity of the Company's potential acquisition candidates, analysis of such candidates, financial data of the Company, customer lists or any other trade secrets of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever. For the purposes hereof, confidential information will not include any information which is in the public domain other than as a result of Executive's breach of this provision.

     (b) Because of the difficulty of measurinq economic losses to the Company as a result of his breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused to the Company for which it would have no other adequate remedy, Executive agrees that, without limiting the remedies available to the Company, the foregoing covenants may be enforced by the Company by injunctions and restraining orders.

     (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities, business and future plans of the Company on the date of this Agreement, but it is also the intent of the Company and Executive that such covenants be constructed and enforced in accordance with the activities and business of the Company on the date of the termination of the employment of Executive.

     (d) The covenants in this paragraph 3 are intended to be severable and separate, and the unenforceability of any specific covenant shall not affect the enforceability of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is in the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby and to that extent be reformed.

     (e) The covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the Post-Employment Period shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants of Executive or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

     4.  Return of Company Property.  Executive recognizes and acknowledges that
         --------------------------
he will have access to
various confidential or proprietary information concerning the Company and its affiliates which is of a special and unique value to the Company and that all such information is and shall remain the property of the Company. In particular and without limiting the generality of the foregoing, all products, records, designs, patents, plans, manuals, "field guides," memoranda, lists and other property of any type, whether written or oral, delivered to Executive by or on behalf of the Company or by its customers (including, but not limited to, customers obtained for the Company by Executive), and all records compiled by Executive which pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. In addition, Executive shall return to the Company upon termination of his employment for any reason, and not keep or use for his own benefit at any time, all such confidential or proprietary information in his possession, including, without limitation, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Executive or by or on behalf of the Company or its representatives.

     5.  Intellectual Property.  Executive shall disclose promptly to the
         ---------------------
Company any and all conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive solely or jointly with another during the term of his employment hereunder and which are related to the business or activities of the Company or which Executive conceives as a result of his employment by the Company, and Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to evidence such assignment to the Company or to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest in such intellectual property. The obligations set forth in this paragraph 5 shall continue beyond the termination of this Agreement with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Executive during the term hereof and shall be binding upon Executive and his assigns, executors, administrators and other legal representatives.

     6.  Term; Termination; Rights of Termination.
         ----------------------------------------

     (a) The term of this Agreement shall commence on November 11, 1991, and shall continue until the first anniversary of such date, and, if mutually agreed in writing prior to the expiration of the term, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein. This Agreement may terminate in any one of the following ways:

         (i) The death of Executive shall terminate the Agreement;

         (ii) A notice of resignation by the Executive presented to the Company shall terminate the Agreement;

         (iii) The Company may terminate the Agreement upon written notice to Executive for cause, which shall be defined to mean: (A) Executive's material breach of this Agreement, including, without limitation, failure to perform his obligations hereunder in a reasonably satisfactory manner; (B) if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of three months in any consecutive 12 month period, Executive is unable to perform his duties under this Agreement; or (C) Executive's fraud or dishonesty with respect to the business or affairs of the Company or if Executive is convicted of a crime which, in the reasonable opinion of the Board of Directors of the Company, would negatively affect the Company's business or reputation;

         (iv) The Company may terminate this Agreement without cause at any time, provided that in the event of a termination of this Agreement without cause, Executive shall be entitled to a severance payment equal to an amount ranging from nine to twelve months of the Executive's base salary, such amount to be determined by the Board of Directors of the Company in its sole discretion, and payable in accordance with the Company's normal payroll practices, commencing on the normal monthly payment date immediately following such termination. In the event that Executive obtains other employment during such severance payment period, the Company's severance payment obligations hereunder shall be offset against such payments. Executive agrees to use his good faith best efforts to seek and obtain new employment during any such severance payment period in order to mitigate the Company's severance obligations hereunder; or

         (v) The expiration of the term of this Agreement (if not extended by mutual agreement pursuant to paragraph 6(a)) shall terminate this Agreement.

     (b) Upon termination of this Agreement for any reason whatsoever, Executive shall be entitled to receive all salary earned under this Agreement to the date of termination. However, termination of this Agreement shall not accelerate the payment date of any monies accrued or accruing to the account of Executive as a result of any bonuses or other compensation, nor shall termination vest in Executive any right in connection therewith.

     (c) In the event of termination of this Agreement for any reason provided in this paragraph 6, all rights and obligations of the Company and Executive under this Agreement shall cease immediately, except for those which by their terms specifically apply to periods following the termination of this Agreement, and thereafter Executive shall have no right to receive any compensation hereunder except, under appropriate circumstances, as set forth in paragraph 6(a)(iv).

     7. The Executive hereby represents and warrants to the Company that the execution, delivery, and performance of this Agreement does not, and will not, violate the terms of any other agreement or understanding, written or oral, to which the Executive is a party or is bound, including, without limitation, that certain Employment Agreement, dated September 17, 1991, between United Waste Systems, Inc., d/b/a/ Jacobs Environmental, Inc., and James B. Mattly. The Executive acknowledges that the Company has relied on the foregoing representation in entering into this Agreement.

     8.  Complete Agreement.  There are no oral representations, understandings
         ------------------
or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not later be modified except by a further writing signed by the Company and Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

     9.   No Waiver.  No waiver by the parties hereto of any default or breach
          ---------
of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any other term, condition or covenant contained herein or of any subsequent default or breach of the same term, condition or covenant.

     10.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties thereto and their respective heirs, executors, administrators, representatives, successors and assigns.

     11.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:

     To the Company:  Loomis Holding Corporation
                      c/o Wingate Partners, L.P.
                      750 N. St. Paul Street, Suite 1200
                      Dallas, Texas 75201
                      Facsimile:  214/871-8799

                      Attention:  Frederick B. Hegi, Jr.

     To Executive:    James B. Mattly
                      1210 Emerald Green
                      Houston, TX 77094
                      Facsimile:  c/o Carl Norton at
                                  713/961-1738

Notice shall be deemed given and effective (a) three business days after the deposit in the U.S. mail or a writing addressed as above and sent first class mail, certified, return receipt requested, (b) one business day after delivered to a nationally recognized air courier for new day delivery service, or (c) upon personal delivery (including, without limitation, delivery via facsimile). Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

     12.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this agreement shall be deemed valid and operative, and so far as it is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or any part hereof.

     13.  Governing Law.  This Agreement shall be construed in all respects in
          -------------
accordance with the laws of the State of Texas, without giving effect to its conflicts of laws principles.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on this date first above written.

                                         LOOMIS HOLDING CORPORATION

                                         By: /s/ F.B. HEGI, JR.
                                             -------------------
                                             Frederick B. Hegi, Jr.
                                             Chairman


                                             /s/ JAMES B. MATTLY
                                             -------------------
                                             James B. Mattly

                                 SCHEDULE 1(b)


(I)  Browning Ferris Industries, Inc.

     (A) Holds common stock or options to purchase common stock.